                                                                  EXHIBIT 8.02

                   [LETTERHEAD OF JONES, DAY, REAVIS & POGUE]



                                              February 1, 1994

McCaw Cellular Communications, Inc.
5400 Carillon Point
Kirkland, WA 98033

Gentlemen:

  Reference is made to the Registration Statement on Form S-4 (the "Registration Statement") of American Telephone and Telegraph Company ("AT&T") relating to the merger of Ridge Merger Corporation, a wholly-owned subsidiary of AT&T, with and into McCaw Cellular Communications, Inc.

  We have participated in the preparation of the discussion set forth under the heading "The Merger--Certain Federal Income Tax Consequences" in the joint proxy statement and prospectus that is part of the Registration Statement. In our opinion, such discussion is accurate in all material respects.

  We consent to the use of this opinion as Exhibit 8.02 to the Registration Statement and to the reference to our firm under the heading "The Merger-- Certain Federal Income Tax Consequences" in the joint proxy statement and prospectus that is part of the Registration Statement.

                                              Very truly yours,

                                              /s/ Jones, Day, Reavis & Pogue